UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 4, 2004

                           TASKER CAPITAL CORPORATION

               (Exact name of Registrant as specified in charter)


          Delaware                   000-32019                 88-0426048
(State or other jurisdiction  (Commission File Number)        (IRS Employer
      of incorporation)                                   Identification Number)

           40 Grove Street, Suite 140, Wellesley, Massachusetts 02482

                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (781) 237-3600


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

      On May 3, 2004, Tasker Capital Corporation ("the Company") entered into a Securities Purchase Agreement (the "Purchase Agreement"), with several accredited investors (collectively the "Purchasers"), under which the Company issued and sold to the Purchasers in a private placement (i) $800,000 of convertible debentures; and (ii) warrants to purchase 8,000,000 shares of common stock at $0.10 per share and 8,000,000 shares of common stock at $0.20 per share. The warrants expire 5 years from the date of issuance.

7% Convertible Debentures

      The principal amount of the debenture is repayable in shares of common stock at a fixed conversion price of $0.05 per share. The debenture has an interest rate of 7% and is due on the third anniversary of the original issue date. Interest on the debenture is payable quarterly on March 31, June 30, September 30 and December 31, beginning on the first such date after the original issue date in shares of common stock at the lesser of (a) $0.05 and (b) 90% of the lesser of (i) the average of the 20 volume weighted average prices immediately prior to the applicable interest payment date or (ii) the average of the 20 VWAPs immediately prior to the date the applicable interest payment shares are issued and delivered if after the interest payment date. The holder shall not be entitled to convert any amount which would result in the holder being the beneficial owner of more than 4.99% of the Company's common stock, unless 61 days' prior notice is given to the Company.

      The conversion price of the debenture and the exercise price of the warrants are subject to customary anti-dilution rights. In addition, if the Company issues common stock at a price less than the conversion price of the debenture and the exercise price of the warrant then such conversion and exercise price shall be reduced to such lower price.

Other Terms

      The Purchasers have registration rights for the common stock underlying the above-referenced securities.

      The terms this financing are complex. This summary of the terms is general in nature and is qualified by reference to the actual agreements attached as exhibits to the Company's filings with the SEC. Stockholders desiring a more complete understanding of these securities are urged to refer to such exhibits.

      The issuance of the above-referenced securities were exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the Investors that it was an "accredited investor" (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

      The foregoing is not intended to be a full and complete description of the transaction. Terms of the transaction are more fully described in the copies of the transaction documents attached as exhibits to this Form 8-K.


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ITEM 7. Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report:

Exhibit
Number        Description

4.1          Securities Purchase Agreement dated as of May 3, 2004.

4.2          Registration Rights Agreement dated as of May 3, 2004.

4.3          Form of Common Stock Purchase Warrant dated as of May 3, 2004.

4.4          Form of 7% Convertible Debenture dated as of May 3, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           TASKER CAPITAL CORPORATION


                           By: /s/Robert Appleby
                               -------------------------------
                                  Robert Appleby, President

                           Dated: May 4, 2004